EXHIBIT 4.2

Private Placement Memorandum                          Confidential Copy No._____


                                 NATIONAL BOSTON
                                  MEDICAL, INC.

12% Note due   , 2001
and Redeemable Warrants
                        --------------------

     This Price Placement Memorandum (the "Memorandum") relates to the sales (the "Offering") by The Company, a Delaware Corporation (the "Company"), of unsecured 12% Bonds, due three years from the date of issuance, together with redeemable warrants (the "Redeemable Warrants").

     Each Redeemable Warrant entitles the holder to acquire such number of shares of common stock of the Company, zero par value (the "Common Stock"), equal to the principal amount of the Bonds purchased (the "Warrant Shares") together with the Redeemable Warrants and the Bonds, the "Securities"), at an exercise price of $2.50 per share, subject to adjustment, at any time for six years form the date of issuance. -------------------

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND AN INVESTMENT
        IN THE SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."
           INVESTORS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE
           INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND BE ABLE TO
                   WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

                                                          ------------------

  Maximum Offering: $1,500,000 in principal amount
                                                          ------------------

       The date of this Private Placement Memorandum is February, 27 1998

     THE SECURITIES OFFERED HEREBY ("THIS OFFERING") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
---------------------

     THE INFORMATION PRESENTED HEREIN WAS PREPARED BY THE COMPANY AND IS BEING FURNISHED BY THE PLACEMENT AGENT SOLELY FOR USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. THE PLACEMENT AGENT MAKES NO REPRESENTATIONS AS TO THE FUTURE PERFORMANCE OF THE COMPANY. THE PLACEMENT AGENT EXPRESSLY DISCLAIMS ANY REPRESENTATION RESPECTING ANY PROJECTIONS CONCERNING THE COMPANY'S FUTURE OPERATING RESULTS OR MARKET ACCEPTANCE OF ITS PRODUCTS THAT ARE INCLUDED IN THE MEMORANDUM.

     THIS MEMORANDUM (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER INFORMATION THAT MAY BE FURNISHED TO PROSPECTIVE INVESTORS BY THE COMPANY) INCLUDES OR MAY INCLUDE CERTAIN STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS OF THE COMPANY WITH RESPECT TO THE ANTICIPATED FUTURE PERFORMANCE OF THE COMPANY. SUCH STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF MANAGEMENT THAT MAY OR MAY NOT PROVE TO BE CORRECT AND INVOLVE VARIOUS RISKS AND UNCERTAINTIES. THE PLACEMENT AGENT HAS NOT PARTICIPATED IN THE PREPARATION OF, AND TAKES

NO RESPONSIBILITY FOR, THESE STATEMENTS, ESTIMATES OR PROJECTIONS.

     THIS MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR CONTAIN ALL INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN INVESTIGATING THE COMPANY. EACH INVESTOR MUST RELY ON HIS OR HER OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION REGARDING THE SECURITIES, A PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN COUNSEL, ACCOUNTANTS AND OTHER ADVISORS AND CAREFULLY REVIEW AND CONSIDER THE ENTIRE MEMORANDUM.

     THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANYONE IN ANY STATE OR IN ANY OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. EXCEPT AS OTHERWISE INDICATED, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

     EACH PURCHASER, PRIOR TO HIS OR HER PURCHASE OF THE SECURITIES OFFERED HEREBY, SHALL HAVE THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS
FROM, A REPRESENTATIVE OF THE COMPANY AT ITS PRINCIPAL OFFICE DURING BUSINESS HOURS, CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION WHICH THE COMPANY POSSESSES OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT OR EXPENSE THAT IS NECESSARY TO VERIFY THE ACCURACY OR INFORMATION FURNISHED IN THE MEMORANDUM. PROSPECTIVE INVESTORS WHO WISH TO OBTAIN ANY SUCH INFORMATION SHOULD CONTACT DANIEL HOYNG, PRESIDENT, THE COMPANY, 43 TAUNTON GREEN SUITE 5, PO BOX 1161, TAUNTON, MA 02780, TELEPHONE (800) 807-2259.

     ANY ADDITIONAL INFORMATION OR REPRESENTATIONS GIVEN OR MADE BY THE COMPANY IN CONNECTION WITH THIS OFFERING, WHETHER ORAL OR WRITTEN, ARE QUALIFIED IN THEIR ENTIRETY BY THE INFORMATION SET FORTH IN THIS MEMORANDUM, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH HEREIN.

     THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO PROSPECTIVE INVESTORS SOLEY FOR SUCH INVESTORS' CONFIDENTIAL USE WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT THE PRIOR EXPRESS WRITTEN PERMISSION OF THE COMPANY, SUCH PERSONS WILL NOT RELEASE THIS MEMORANDUM OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS FOR OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING A

POTENTIAL INVESTMENT IN THE SHARES.

     A PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO PROMPTLY RETURN TO THE PLACEMENT AGENT OF THE COMPANY THIS MEMORANDUM AND ANY OTHER DOCUMENTS OR INFORMATION FURNISHED BY OR ON BEHALF OF THE PLACEMENT AGENT OR THE COMPANY IF THE PROSPECTIVE INVESTOR ELECTS NOT TO PURCHASE AN Y OF THE SECURITIES OFFERED HEREBY.


                                Table of Contents

                                                                            Page
Summary...................................................................     1
The Offering..............................................................     4
Summary of Financial Data.................................................     6
Investment Consideration..................................................     7
Use of Proceeds...........................................................     9
Dividend Policy...........................................................     9
Business..................................................................    10
Products..................................................................    11
Market Research & Strategy................................................    13
Operations................................................................    16
Organization & Management.................................................    17
Financial Plan............................................................    19
Description of Securities.................................................    19
Plan of Distribution......................................................    20
Principal Stockholders....................................................    21
Accounting Matters........................................................    22
Additional Information....................................................    22

Exhibit A - Developmental Time Line..........................................A-1
Exhibit B - Consolidated Financial Statements of the Company.................B-1
Exhibit C - Consolidated Financial Projections of the Company and
                  Related Assumptions for Fiscal years 1998 through 2002.....C-1
Exhibit D - Investor suitability Requirements................................D-1
Exhibit E - Note with Warrant Term Sheet.....................................E-1
Exhibit F - VIRUSHIELD Test Results..........................................F-1

           **************************************





VIRUSHIELD (R) is a registered trademark of the Company.

                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the financial statements and bonds thereto, appearing elsewhere in this Memorandum. References herein to The Company or the Company refer to The Company and its consolidated subsidiaries, unless the context otherwise indicates. This Summary contains certain forward-looking statement, including statements relating to the timing of commercial introduction of certain of the Company's products under development. The Company's actual results could differ materially from the results anticipated in these forward-looking statements, as a result of certain of the factors set forth under "Risk Factors" and elsewhere in this Memorandum.

The Problem

     Several factors, including the increased resistance of infectious agents to existing medications, have caused the nonsocomial infection rate to increase in hospitals throughout the United States. The physician's offices are the subject of increasing attention and litigation instigated by patients and insurance providers. The public is increasingly aware of the problem regarding transference of disease and bacteria through contact. Restaurants, banks, and other businesses lose billions of dollars each year due to employee illness contracted through public contact.

The Product

VIRUSHIELD is a unique, new, long-lasting anti-microbial lotion that:

a    Removes dead cells and prepares the skin for steps 2 and 3;
b Distributes healing and anti-microbial agents over the entire skin surface, killing many germs and viruses on contact; and
c Binds the essential protective elements to the skin and forms a waterproof barrier.

The most significant benefit is that tests of VIRUSHIELD by FDA approved labs verify that this protection lasts up to four (4) hours, even with repeated hand washings. (Exhibit F)

The Company

     The Company, whose primary asset is the exclusive and sole right to sell and market VIRUSHIELD in the worldwide market. Manufactured by an FDA certified product manufacturer, VIRUSHIELD will serve as the prevention flagship product of the company. The Company is a medical distribution company, which holds the patent pending for VIRUSHIELD. It seeks to add new innovative medical products either through acquisitions or development.

     The company is run by a team of seasoned professional with over 75 years combined experience in sales and marketing, with a concentration on the health care filed. The company plans to utilize this team to realize strategic growth at an accelerated pace focusing on the markets with the highest probability of success during the first two years of its existence. (See exhibit A)

VIRUSHIELD will be shipped and packaged in case quantities and will be targeted to distribution channel, which address the following market segments:

    a    Medical and health care, including physicians,  dentists,  home health care attendants, long-term care facilities, day care centers and hospitals.
     b Commercial applications which will include, but not be limited to, restaurants and fast food outlets, the airline industry, banks, grocery stores, and convenience stores.
     c Government institutions, national, state and local, including hospitals, schools, military and other public oriented offices.
     d International distribution channels are being established for the delivery of the product on a global basis.
     e    Direct delivery to consumers who wish to benefit from the product.

Exciting New Developments

The company has the following contracts or ongoing negotiations with:

     a Maui Dreams Corporation, Inc. (DBA Med-West Distribution, Inc.)- The Company has entered into an agreement with this distribution company to begin to move our product into the pacific rim. They also have created an interest with several large retail marketing companies (Amway, Mary Kay and Avon to name a few) to potentially private label and license or product of their distribution. This contract calls for just over $2,000,000.00 in projected revenue during 1998.

     b Leosons of Albany, New York - the Company has entered into an agreement which calls for over $1,000,000 in sales in 1998. The first portion of the order is being finalized, it appears over $270,000 will be shipped to Saudi Arabia. Leosons have retained exclusive rights to Saudi Arabi. Leosons have retained exclusive rights to Saudi Arabia, Lebanon, Jordan, Syria Yeoman, Oman Qutar, Bahrain Yoe, USA in exchange for their order. In order to maintain exclusive rights their contract requires $1,000,000.00 in sales in 1998.

     c Investment International is a large Florida based company who exports Internationally. On February 5, 1998 the Company entered into a contract to export $500,000 worth of product in 1998. They plan to export to Italy and several South American countries. (For additional prospects see Exhibit G)

The Opportunity

     Due to current and skyrocketing product demand and a virtually unlimited number of potential users of VIRUSHIELD, the demand for the product could exceed the physical limitation of product availability and the company's capacity to fulfill orders.

     Thus, The Company seeks to raise $1,500,000 through the sale of bonds. The returns to a qualified investor at this time should be excellent. (See attached Pro Forma)

Summary

     The funds raised will allow the company to meet current demand and increase the sales volume of the product which should precipitate the launch of a public stock offering within the first 24 months, providing that market conditions are favorable. This offering will enable the company to expand into new markets, increase its number of products, and provide initial stage investors an opportunity to maximize the return of their investment.

                                  THE OFFERING

Securities Offered
By
     the Company: A maximum of $1,500,000 in principal amount (the "Maximum Amount") of unsecured 12% Bonds due 2001 together with Redeemable Warrants. The Bonds and Redeemable Warrants will be detachable and separately transferable subject to restrictions described below.

     Each Redeemable Warrant entitles the holder to acquire the number of shares of Common Stock equal to the principal amount of the Bonds purchased, at an exercise price of $2.50 per share, subject to adjustment, at any time for six years form the date of issuance.

Maturity Date:      Three years form the issue date of the Note.

Interest Payment
Date:               Semi-annually on         , 2001.

Minimum
Investment:         [$25,000] in principal amount.

Sinking Fund:       A 5% sinking fund of gross sales revenue will be established for the retirement of the Bonds.

Ranking: The Bonds will be unsecured obligations of the Company and will rank Pari Passu with all other existing and future unsecured and subordinated indebtedness of the Company. The Bonds will subordinated to (i) al existing and future secured indebtedness of the Company, to the extent to the value of the assets securing such indebtedness and (ii) all existing and future senior indebtedness of the Company.

Capitalization:     As of February 27, 1998,  prior to the  offering,  4,005,000 shares of common stock were outstanding. Warrants for 730,000 shares of common stock have been issued from a prior offering. 400,000 warrants for common stock will be issued in connection with this offering, and an additional 300,000 warrants are available to use at the discretion of the Board of Directors of National Boston Medical, Inc.

Registration Rights:Demand  Rights:  At any time later  than 12 months  after an initial public ------------- offering of equity securities of the Company, holders of the Redeemable Warrants representing at least 10% of all outstanding Warrant Shares shall have the right to require the Company to file a registration statement for the Warrant Shares. The Company shall not be obligated to effect more than one registration for each holder under this demand right provisions.

                    Piggyback Registration: If at any time the Company determines to register any equity securities, holders of the Warrant Shares shall be entitled to have their equity securities included in such registration. The number of the Warrant Shares included in any registration shall be subject to reduction at the discretion of the underwriters.

                    Expenses: The registration expenses (exclusive of underwriting discounts and marketing expenses) and fees of a single special counsel for the selling holders in each demand and piggyback registration shall be borne by the Company.

Sales to Investors: The offering of the Bonds have not been registered under the
                    Securities Act and the Units and the securities contained therein are being offered in reliance upon the exemption from registration under Sections 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder. Sales of the Bonds will be made only to "accredited investors" as such term is defined in rule 501(a) of Regulation D under the Act.

Absence of Market:  No trading  market  exists for the  Securities or the Common
                    Stock and its is not anticipated that an active market, if any, will develop after the consummation of this Offering. The Bonds, Redeemable Warrants and Warrant Shares will be "restricted securities" under the Act and may not be resold absent registration, or an available exemption thereunder, such as Rule 144 promulgated under the Act, assuming certain conditions are satisfied. There can be no assurance that these conditions will ever be met.

Terms of the
Offering:           The Bonds are being offered on a "best efforts, all or none"
                    basis as to the first $25,000 in principal amount and on a "best efforts" basis as to an additional $1,475,000 in principal amount. The Company may refuse any subscription, in whole or in part. There is no assurance that the Maximum
                    Amount will be sold. The Company reserves the right to pay a finders fee of the purchase price and reasonable expenses of the purchase price to certain affiliates who introduce investors to the Company. See "Plan of Distribution"

                    The Offering will expire on the earlier to occur of (I) April 1, 1998, unless the Company agrees to extend this Offering for an additional period not to extend beyond June 1, 1998 (the "Termination Date") and (ii) the sale of all of the Bonds.

Use of Proceeds:    The net  proceeds  of this  Offering  will be used for:  (I)
                    research and development, (ii) marketing and sales, (iii) repayment of certain indebtedness and (iv) working capital for general corporate purposes. See "Use of Proceeds."

Risk Factors: An investment in the bonds offered hereby involves a high degree of risk. Prospective investors should review carefully the information under "Risk Factors" and should be able to withstand the loss of their entire investment.

                             Summary Financial Data

     The financial projections of the Company being furnished to prospective investors in connection with the sale of the bonds are based on assumptions that the Company believes are reasonable as of the date of this Memorandum. Such assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur that could have a material adverse effect on the Company's ability to achieve these projections. The financial projections presented below are forward-looking projections that involve a number of risks and uncertainties. In addition to the assumptions discussed above, among other factors that could cause actual results to differ materially are the following: dependence on medical advancements, market acceptance, government regulation and the risk factors described elsewhere in this Memorandum. The projections should be read in conjunction with "Risk Factors," and the Company's consolidated financial statements included elsewhere in this Memorandum.

                                    Actual                    Projected
                              -------------------    -------------------------------------
                                From Inception to      Fiscal Year Ended December 31,
                                    12/31/98         1998          1999         2000
                                    --------         ----          ----         ----
Statement of Operations Data:
Sales.............................. $122,684       $6,757,169    $13,514,339    24,913,796
Cost of Sales......................   18,600        1,419,005      2,838,001     5,231,897
Gross Profit.......................  104,084        5,338,164     10,676,328    19,681,899
Operating Expenses.................  632,600        2,607,129      3,528,911     3,910,694
Net Income (Loss)..................($528,516)      $2,731,035     $7,147,417    15,771,205
                                   ----------      ----------     ----------    ----------

                                December 31, 1997

                                                                          Actual
Balance Sheet Data:
Cash....................................................................$ 29,842
Total Assets............................................................ 239,118
Total Liabilities....................................................... 285,788
Stockholders' Equity.................................................... 531,846

                            INVESTMENT CONSIDERATIONS

     The investment considerations discussed below are qualified by the more detailed information, including "Risk Factors" and financial statements and bonds thereto, appearing elsewhere in this Memorandum. These Investment Considerations contain certain forward-looking statements. The company's actual results could differ materially from the results anticipated in these forward-looking statements, as a result of certain factors set forth under "Risk Factors" and elsewhere in this Memorandum.

Medical Advancements Provide Competitive Advantage

     The Company has developed a new product called VIRUSHIELD. This amazing new product provides a new three level delivery platform to the epidermal layer of the skin. The first level provides healing and moisturizing through the epidermal layer, while the second level creates a barrier (an invisible glove) protecting the skin from penetration of blood, urine, latex proteins and many of their items. The third level provides protection for up to four hours from bacterial products presently available. This delivery platform will provide a base for future product development.

Near Term Commercial Products

     The Company presently is researching a foot product that utilizes our medical improvements to provide a new level of relief from the common foot funguses and bacteria's. Our goal to release the product late during the fourth quarter of 1998 or the first quarter of 1999. Additional uses for our product being developed are products for contact dermatitis and variety of other skin irritations. It is the Company's medical advancements, which provides a delivery system to the epidermal layer and a level of protection, which accelerates the healing process over current products. Our medical advancement reduce the cost of treating skin irritations.

Prominent Medical Advisory Board

     The Company is assembling an impressive group of Doctors from around the country who will be our Company's medical advisory board. This Doctor advisory will review new and existing applications of VIRUSHIELD and aid in the development of new products.

Patent Pending & Trademarking

     Curtis L. Harrington & Associates, Patent Attorneys of Long Beach, California recently filed our Patent Pending for VIRUSHIELD and the Trademark for this product. This patent pending will Protect the rights of our product and prevent any duplication of our delivery platform. This patent pending should enable us to become the market leader in antibacterial and antiviral products.

                     Market Awareness & Product Distribution

     The Companies market is a two tiered market. The first tier would be to the distributors to the healthcare professionals (physicians, dentists, nursing homes etc.) This is pretty straightforward in that the healthcare community has already accepted the fact that protection from cross contamination in the office or institution is essential, so at this level our mission is to sell the product. The second tier would be distributors who service restaurants and industry where the Company must sell both the concept of good hygiene (due to changing hygiene practices) in the home as well as selling our product. Therefore by utilizing our contacts, who presently serve the restaurant industry, the Company can both increase awareness and capitalize on VIRUSHIELD's uniqueness. The use of VIRUSHIELD in the workplace will lead to an eventual consumer demand, which can be launched at a later date.

Why The Company Will be Successful

     The Company customer base is limitless. The Company is targeting the healthcare professionals from physicians and dentists to institutions, such as nursing homes and home healthcare organizations. The Company recognizes that this is only the starting point. There is an increasing awareness in this country of the transference of bacteria and viruses through hand contact. As this contact awareness grows outside of the health care industry and spreads to the general population, the Company can further capitalize on the uniqueness of VIRUSHIELD in areas such as restaurants, food service,  daycare,  hotels, ect....  Therefore,  the opportunities for
     VIRUSHIELD go well beyond our initial thrust.

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Bonds and Warrants offered hereby (after deducting Placement Agent fees and estimated Offering expenses) are estimated to be approximately $1,300,000.

     The Company intends to use the net proceeds form this Offering for the following purposes: (i) research and development, (ii) marketing and sales,
(iii) repayment of certain indebtedness and (v) working capital for general corporate purposes. Pending use of the net proceeds for the above purposes, the Company plans to invest the net proceeds of this Offering in short-term, investment grade, and interest-bearing securities. The actual use of the proceeds could differ materially from those outlined above as a result of several factors including "Risk Factors" generally associated with investments of this type. The Company believes that the anticipated proceeds from this Offering with interest hereon and the Company's existing capital resources will be sufficient to fund its operations as ongoing concern. The Company reserves the right to increase or decrease the size of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 USE OF PROCEEDS
                                                MAXIMUM
Working Capital                                 $450,000
Inventory VIRUSHIELD/Payment                    $465,000
  to South Atlantic Industries
Retirement of short and long-term               $  46,700
Agent placement fees and offering expenses      $195,000
Product Testing/FDA Approved Labs               $  53,300
Research and Development                        $120,000
Marketing and Advertising                       $170,000

TOTAL                                           $1,500,000

                                 DIVIDEND POLICY

     The policy of the Company is to retain earnings to provide funds for the operation and expansion of its business and, accordingly, the Company has paid no cash dividends on its capital stock and does not anticipate that it will pay dividends on its capital stock in the foreseeable future. Any payment of future cash dividends and the amounts thereof will be dependent upon the Company's earnings, financial requirements, and other factors deemed relevant by the Company's Board of Directors.

                                    BUSINESS

     This Memorandum contains certain forward-looking statements within the meaning of the federal securities laws. Actual results and the time of certain event could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this Memorandum.

Introduction

     The  Company  is  a  Massachusetts   based  Delaware   Corporation  founded
specifically to market innovative and unique products developed and manufactured throughout the world.

     The first product to be rolled out is VIRUSHIELD. VIRUSHIELD is an FDA registered, anti-cross infectant barrier that when applied properly to the hands provides continuous waterproof protection against viruses and bacteria such as, but not limited to E. Coli, Staph. Aureus, Steptococcus, Salmonella, Rhinovirus, Hepatitis A, Herpes I & II, Polio Virus and Rotavirus.

     Currently the Company marketing strategy includes marketing to distributors who service restaurants, healthcare facilities, and doctors. In addition, is targeting international distributors to export VIRUSHIELD.

Mission

     The Company is a dynamic growth company with a vision toward introducing quality innovative products for the health care industry, expanding to other businesses as appropriate. VIRUSHIELD will be target marketed to an audience consisting of healthcare professionals to include physicians, dentists, home health care attendants, long term care facilities and hospitals. Additional target markets will include but not be limited to restaurants, day care centers, and the airline industry.

Industry Overview

     VIRUSHIELD and subsequent products will be introduced into an industry dominated by Fortune 100 companies such as Procter & Gamble, Johnson & Johnson and many other major pharmaceutical concerns. In order to overcome the barriers to entry set forth by these traditional companies, the Company has engaged a marketing and distribution strategy, which embraces the role of the Company clients as a key element in reaching the consuming public. With VIRUSHIELD as the flagship produce The Company is in a position to capitalize on the emerging awareness of the public to the problem of cross contamination.

                                    PRODUCTS

     VIRUSHIELD is chemically engineered through the use of naturally occurring ingredients found throughout the world. Future products from The Company will be introduced only after intense scrutiny of the uniqueness and quality of the product, the needs of our present and future clients, and the condition of the marketplace.

Description

     VIRUSHIELD - Is a revolutionary, anti-microbial moisturizing lotion. It disinfects the skin, while providing continuous anti-bacterial and anti-viral protection for a minimum of four hours. Simultaneously, VIRUSHIELD forms a waterproof layer, which enhances healing and protects the skin's surface.

Product Testing

     VIRUSHIELD has been tested by FDA-certified, independent labs, and in beta sites, all with significantly positive results. Independent lab tests indicated that for the most-difficult-to-eradicate bacteria and viruses, VIRUSHIELD has demonstrated unprecedented kill rates. Laboratory tests have demonstrated that over a 4-hour period of time, VIRUSHIELD exceeded expectations. IN beta test sites, informal interviews with VIRUSHIELD users indicated that awareness of infection control was heightened, and even traditional methods of infection control, including hand washing was increased. The reasoning provided by the users was the VIRUSHIELD not only seemed to help decrease the length and severity of their own personal illnesses, but because VIRUSHIELD also provides a waterproof protection to the hands, washing was not as aggravating to the skin and thus was done more frequently. Dry, chapped and irritated hands were also reported to have shown significant improvement by healthcare workers.

More detailed testing is an ongoing priority for VIRUSHIELD.

Quality Level

     VIRUSHIELD has been subjected to numerous toxicological and antimicrobial assays at FDA certified laboratories that confirm its safety and efficacy.

Breadth Of Product Line

     VIRUSHIELD is the initial product the Company will introduce first to the medical and restaurant community, then branch out to other market segments, and finally the consuming public. Future products are slated which utilize the same chemical engineering to reduce microbial growth and cross-contamination in strategically selected multiple areas.

     The company realized the need for ongoing, strategic product innovations based on marketplace needs and is currently poised to introduce new product lines in to the healthcare industry.

South Atlantic Industries

     South Atlantic Industries is a private label manufacturer of OTC syrups and suspensions, lotions, soaps, cremes and gels. South Atlantic Industries have been in business since 1991. South Atlantic Industries is a contract manufacturer for National Boston Medical, Inc.

     South Atlantic Industries capabilities include manufacturing to the customer's specifications, filling bottles, jars, tubes and bag-in-boxes. South Atlantic has in-house silk screening, labeling and tamper evident sealing capabilities.

     South Atlantic Industries is a FDA registered facility and adheres to GMP guidelines.

     South Atlantic Industries has been contracted to be the primary production facility for VIRUSHIELD. Roger Perry, its president was instrumental in the development of VIRUSHIELD.

                           MARKET RESEARCH & STRATEGY

Market Trends

     Physicians and healthcare workers are beginning to recognize the current market place's level of risk. The world's population is multiplying at an uncontrollable rate; the volume of international travel has sharply increased; more people today are living in clusters (urban versus rural areas); drugresistant bacteria is increasingly prevalent; antibiotics are significantly overprescribed, rendering them less effective; and people are more aware of the need to protect themselves from cross contamination. The World's population is significantly more vulnerable with the movement of people from country to country, new strands of bacteria and viruses are introduced each day.

     The global consumer is also becoming aware and concerned about the emergence of new infectious microorganisms, as well as the reemergence of others that were once thought to be eradicated or under control. Thus, consumers are looking for ways to better protect themselves and their families from the risks associated with infection. VIRUSHIELD is a product that enables the consumer to take an active role in prevention and reduction of infection through the use of a unique anti-cross contaminant barrier.

Competition

     In a doctor's office, the products that are presently used to control the spread of infection include latex gloves, surgical scrub solutions, alcohol gels and barrier lotions. These products provide benefits; however, latex gloves protect only the person wearing them as microbes can be spread from the exterior of the glove. Surgical scrubs are effective, but temporary; as soon as the clean hand contacts a microbe, the surface is compromised and becomes a potential cross contaminating factor. Alcohol gels and barrier lotions may be effective at killing some microbes, however, they can have a harsh effect on the skin with frequent use. In addition, these alcohol products do not provide a time-activated, waterproof barrier. These factors can lead to a false sense of protection, or time gaps in usage, which may lead to additional cross contamination factors.

     The following may be considered by the public as competitive products: Keri Lotion, Derma Shield, Dermaplus, Purell, and Bactiguard. Each are examples of products currently marketed which claim to provide some antibacterial effect. These products are not time activated, waterproof or antiviral.

     The following is a comparison that shows VIRUSHIELD versus or primary competition.

                                   VIRUSHIELD
           THE 3 PRODUCTS IN ONE DIFFERENCE PRODUCT COMPARISON

                                                      VS.         PURELL
1.  Kills most Bacteria on contact                    yes         yes
    (Staph, e-coli, pseudomonas, salmonella)
2.  Kills  most  Viruses  on  contact
    (rhinovirus, common cold, hepatitis A)            yes         no
3.  Kill rate stability for 4 hours                   yes         no
4.  Test results published in literatures             yes         no
5.  Barrier protection impervious to body fluids      yes         no
6.  Waterproof film protects from frequent
    hand washing                                      yes         no
7.  Long lasting antimicrobial protection
    for 3-4 hours                                     yes         no
8.  Barrier protects against skin irritants, such
    as latex proteins                                 yes         no
9.  Includes vitamins and nutrients for healthy
    skin                                              yes         no
10. Moisturizes and conditioners without alcohol
    and refresh dry and cracked skin.                 yes         no

Marketing Rollout

     The Company has developed a strategy to identify 5 market segments, 1) Hospital, Medical, Dental, 2) Nursing Homes and Day Care Facilities, 3) Commercial, 4) Government and 5) International. It is the intent to enter into contracts with existing distributors to penetrate market segments.

     o Market Segments - VIRUSHIELD is applicable in many different types of businesses. Each different business contains opportunities for our product. At this time the Company has decided these markets into five segments.

     (A) Hospital, Medical & Dental - These medical markets are all very aware of the problems of bacteria and viruses in the workplace and represent the easiest entry for VIRUSHIELD into the marketplace. The barrier properties of VIRUSHIELD play a significant role in this medical segment, industry estimates that over 15% of healthcare workers suffer form some for of Latex Intolerance. All early materials were targeted at this segment and presently the Company is under negotiation with multiple large distributors, including BAS International, Johnson & Johnson and McKesson

     (B) Nursing Homes & Day Care Center - This market is very similar to the first segment, due to government regulations. This effects how VIRUSHIELD can be paid for and what portion of the budget can be applied to VIRUSHIELD for effective cost reporting. Many Nursing Homes rely on government reimbursement, and our opportunities may be slightly limited based on these reimbursement structures. However, the problem of cross contamination is so high in these areas that the Company feels confident the Company can capture a significant portion of the market.

     (C) Commercial - Grocery Stores, banks and all other businesses are categorized as commercial. Unlike the above two categories where knowledge of bacteria and viruses have always been a well documented part of the work place, only recently have a non medical related businesses bean to review how cross contamination in the work place increases sick days. Institutions can have a substantial impact on the earnings of a company. The Company plans to penetrate this area slowly and already introduced the VIRUSHIELD product to Publix, Kroger, Winn-Dixie and other commercial institutions. Initial indications are suggesting that our sales projections may be conservative.

     (D) Government- Government represents many market segments. Our primary focus is Veterans Hospitals that are located across the United States. This government area has substantial upside, however government bureaucracy and the bid system are expected to delay our entry into this market.

     (E) International - Exporting our product has significant upside. The Company has entered into agreements with Maui Dream Inc., Investment International and Leosons which together have a potential to reach sales of $3,000,000 in 1998. This market segment could quickly double or triple our projections based on the contracts the Company has executed and the additional interest the Company are developing at this time.

Advertising and Promotion

     The Company recognizes the need for product exposure and has undertaken an aggressive approach of attending local, regional and national trade shows to promote VIRUSHIELD. The Company will also be planning direct mail, journal advertising and client testimonials to increase awareness of the growing vulnerability to the public to cross contamination.

Channels of Distribution

     Distributors will distribute VIRUSHIELD directly to their business on behalf of the Company. The product will be available in a variety of sizes and dispensing systems.

Pricing

     VIRUSHIELD will be priced at a competitive level and there are volume discounts available for large direct purchasers.

Sales Forecast

     Projected sales are based on several variables such as the number of distributors in the field, exporting the product internationally and developing a relationship to private label VIRUSHIELD and distribute direct to the consumer.

                                   OPERATIONS

Quality Control

     The  manufacturing  process  of  VIRUSHIELD  will  include a  thorough  and
multilevel  quality  control  process.   The  Company  applies  a  self-imposed,
voluntary, pharmaceutical standard for manufacturing.

     All shipments are inspected upon receipt. Distributors are reasonable for examining any product installed or delivered. Distributors are responsible for ensuring their distributors clients' continued satisfaction with product quality. The Company will also conduct random sampling of distributor's customers to assure quality and satisfactory service.

Distributors

     A  comprehensive   training   program  will  be  established  for  all  new
distributors and their sales force. The overall training program will address and introduce the distributors and their sales force to:

                              Philosophy of Company
                               Product Information
                                Industry Overview
           Service Responsibilities and Commitment to Customer Service

Research and Development

     The Company and South Atlantic Industries will be responsible for all product research and development. The Company will as look to acquire additional products through acquisitions to provide new opportunities for our distribution system.

                            ORGANIZATION & MANAGEMENT

Legal Form of Organization

The Company is a Delaware Corporation.

Daniel Hoyng is management and sales professional with more than a decade of management experience. He most recently served as a vice president of marketing and sales for Companion Radio, where he was responsible for the development of a sales force and launch of the product to the long term care industry. Previously, he functioned as a Divisional Director for Healthcare Services Group, Inc., a company specializing in housekeeping and laundry services to the long term care industry. Prior to that, Mr. Hoyng served as a Sales Manager and then General Manager for ARA/Cory Refreshment Services. He holds a bachelor's degree in Communications from Saint Joseph's College and has completed additional master's level work on a Masters of Religion at the Athenaeum of Ohio.

Bruce Randall is a sales and management professional with more than a decade of experience in the electronic field. He most recently served as Director of Sales and Marketing for Handy & Harman Electronic Materials Corporation,, where he was invited to return and develop an international sales force for their Electronic Materials Division. During his tenure he worked to establish strategic working relationships with companies in his chosen focus markets. Previously Mr. Randall has held Sales management positions with Judd Wire and Sumitomo Electric and Montrose Products Company. He also played a key role in the start up company Reel-Tech where he was Operations Manager. Mr. Randall holds a Masters of Arts degree in International Business from Johnson and Wales.

Raymond G. Volpe has compiled an exemplary professional career in the educational and business environments. He earned a B.S. in secondary education at the University of Scranton in 1971, M.S. in history at Iona College in 1975 and professional certificate in administration and supervision at new Paltz State in 1976. The past 17 years have been devoted to the financial and healthcare arena. Raymond is a student, teacher, public speaker, motivator and leader. Currently, Mr. Volpe is passionately active in healthcare as both a consummate professional and personal care giver.

Ralph Kristiansen is an engineering professional, and has been in sales management with more than 30 years experience. Most recently is a partner in Systems Technology, an engineering, fabrication and automation company, which manufacture and build one of a kind highly technical production equipment. Systems Technology has worked on projects for Patriot Missle, Seaman, Northfolk Southern, Chrysler, etc. Previously Mr. Kristiansen was engineering manager for Virginia Plastics, where he holds two patents on modular connectors.

Robert Vincent Allen having participated in the explosive growth of the Silicon Valley since 1980, Mr. Allen has been a telecommunications consultant, system engineer, marketing manager, sales person and corporate educator. His technology expertise includes voice networking, video conferencing and wide are data communications for corporations such as Fujitsu, ROLM, IBM and Siemens. Mr. Allen received his bachelor's degree from Ohio State University and graduated from the IBM executive management-training program.

Patrick Michael Lawless has been employed by Sprint Communications Corporation for over eight years. He was responsible for the development of the Alternative Channels Division in California and Nevada. The territory now generates revenue of $120 million annually. Mr. Lawless was responsible for Hiring of over 100 Authorized Agents under Contract with Sprint. He also helped develop the Marketing and Sales Material, as well as the training curriculum for the Partners Program. The Alternate Channels Group now makes up 25% of the Spring Long Distance Division Core Business. Mr. Lawless was honored as Presidents Club Winner in 1996 and 1997 for growing the Alternate Channels Division. He received his Bachelors of Science Degree from Kansas State University in 1987. Patrick and his wife Robin our Parents of twin boys Zachary and Sean, born February 1996.

           The executive officers, key employees and Directors of the Company are as follows:

           NAME            POSITION
Daniel Hoyng               President, Chairman of the Board

Bruce Randall              Executive Vice President, Clerk

Raymond Volpe              Divisional Vice President Southeast, Director

Ralph Kristiansen          Divisional Vice President MidAtlantic, Director

Patrick Lawless            Divisional Vice President Southwest, Director

Robert Allen               Divisional Vice President Northwest, Director

                                 FINANCIAL PLAN

Initial Financial Requirements

     The nature of our marketing strategy, lends itself to a business that requires $1,500,000 capital during start-up and ultimately provides a generous cash stream for continued growth and expansion.

Exit Strategy

     The Company recognizes the global possibilities of the product VIRUSHIELD. The company expects the need for capital to arise for the expansion of the business and anticipates a public offering in 12-24 months. The officers of National Boston medical, Inc. has visited and made numerous contacts with various financial institutions and planners who are very excited about the possibility of brining National Boston medical, Inc. to public in 1999 when the company achieves the anticipated forecasts for 1998.

Employees

     As of January 1, 1998, the Company employed 10 people, two or whom is employed on a part time basis. Management believes its labor relations are satisfactory.

Litigation

     The Company currently has filed a lawsuit to collect an unpaid dept of $18,700. The Company is not part to any additional litigation.

Properties

     The Company currently leases its corporate offices located at 434 Taunton Green, Third Floor, Taunton, Massachusetts 02780. The Company believes it has adequate space to conduct its operations.

                            DESCRIPTION OF SECURITIES

     The Company is offering minimum of $25,000 in principal amount and a maximum of $1,500,000 in principal amount of unsecured 12% Bonds due , 2001 together with six year warrants to purchase Common Stock. The Bonds and Redeemable Warrants will be detachable and separately transferable subject to restrictions imposed by the Securities and Exchange Act of 1933, as amended.

     Principal together with interest on the Note will accrue semi-annually at the rate of 12% per annum and will be due and payable on , 2001.

     Each Redeemable Warrant entitles the holder to acquire such number of shares of common stock of the Company, par value zero (the "Common Stock"), equal to the principal amount of the Bonds purchased at an exercise price of $2.50 per share, subject to adjustment, at any time for xis years from the date of issuance.

                              PLAN OF DISTRIBUTION

Placement Plan

     The Minimum Offering of $25,000 in principal amount (the "Minimum Amount") of the Bonds is being offered on a "best efforts, all or none" basis and the remaining $1,475,000 in principal amount (the "Maximum Amount") are being offered on a "best efforts" basis. All funds received from subscribers to the Bonds will be held in an non-interest bearing escrow account for the benefit of the subscribers by [BankBoston] (the "Escrow Agent") until a Closing on such Bonds or earlier termination of this Offering. This Offering will expire on the earlier to occur of (i) April 1, 1998, unless the Company agrees to extend this Offering for an additional period not to extend beyond June 1, 1998 (the "Termination Date") and (ii) the sale of all of the Bonds. In the event that subscriptions for the Minimum Amount, are not received by the Termination Date, the Offering will terminate and all funds will be returned promptly by the Escrow Agent without any deduction therefrom or interest thereon. The Bonds will be offered in denominations of [$25,000] with a minimum purchase of $25,000 in principal amount per investor and integral multiples thereof, the principal amount. Pending each Closing, subscriptions to be accepted at such Closing may be revoked, provided that the written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Company at least two business days prior to the Closing. Refunds shall then be promptly made without interest and without deduction. The Bonds will be delivered promptly to subscribers after each respective Closing.

     The Company shall pay a finders fee of 13% of the principal amount of Bonds placement to agents, who introduce investors to the Company.

     The Company reserves the right, in its sole discretion, to reject any subscription in whole or in part for any reason.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 1, 1998 by (i) each person who is known to the Company to own beneficially more than 5% of the fully diluted shares of the Company's Common Stock; (ii) by each director and officer of the Company; and (iii) by all directors and executive officers of the Company as a group.

                            Number of            Percentage of Shares
   Name and Address          Shares            Owned After Offering
Daniel Hoyng                750,000                     15%
310 Nichols Drive
Taunton, MA 02780

Bruce Randall               750,000                     15%
59 Michael Dr.
Bristol, MA 02809

David Woo                   450,000                      9%
75 Gulfstream Rd.
Suite 107
Dania, FL 33004

Arden Schwartz              450,000                      9%
75 Gulfstream Rd.
Suite 107
Dania, FL 33004

Robert Allen                300,000                      6%
225 Bay Street
Apt.  104
San Francisco, FA 94133







Raymond Volpe               300,000                      6%
7800 Fairway Trail
Boca Raton, FL 33487

Ralph Kristiansen           300,000                      6%
1095 Lakewood Forest Rd.
Moneta, VA

Patrick Lawless             300,000                      6%
21 Bawley St.
Laguna Niguel, CA 92677

Common Stock

     As of the date of this Memorandum, there were 4,005,000 shares of Common Stock issued. Upon completion of this offering, there will be 5,000,000 shares of stock issued. An additional 10,000,000 shares is authorized, but there are no current plans to issue. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share equally (based on number of shares held) in all assets remaining after payment of liabilities and liquidation preferences of any outstanding Shares. Holders of Common Stock have no rights to convert their Common Stock into any other securities. All shares of outstanding Common Stock are fully paid and nonassessable. There are presently no agreements for special voting rights or rights of first refusal. The Company presently has 590 shares of Preferred Stock authorized.

                             ACCOUNTING MATTERS

Independent Accountants:   Keane, Chiuve & McGillivray, P.C.
                           100 Conifer Hill Drive
                           Suite 507
                           Danvers, MA 01923

                             ADDITIONAL INFORMATION

     Prospective investors are invited to review any materials available to the Company relating to its operations and any other matters regarding this memorandum or this Offering. Arrangements to see or receive such materials may be made by calling Daniel Hoyng, President or Bruce Randall, Chief Operations Officer at 1-800-807-2259. Management will make available to prospective investors the opportunity to ask questions of and receive answers from its representatives concerning the terms and conditions of this Offering and to obtain any additional information relevant to evaluating an investment in the Shares or to verifying the accuracy of the information set forth herein, to the extent that management possesses such information or can acquire it without unreasonable effort or expense.

                                    EXHIBIT A

                            THE DEVELOPMENT TIMELINE

     This Exhibit contains certain forward-looking statements, including statements relating to the timing of some of the Company's products. The Company's actual results could differ materially from the results anticipated in these forward-looking statements, as a result of certain of the factors set forth under "Risk Factors" and elsewhere in this Memorandum.

     The following timeline indicates the quick development of The Company Many company take years to bring a concept from idea to an actual sale.

     The Company has progressed at a pace that will allow the company to progress from an idea to a net profit in less than a year.

                                   The Company

                             Developmental Time Line

April, 1997    Enter  into  agreement  with   manufacturer   to  test  potential
               marketability of Revolutionary Antimicrobial Moisturizing Lotion.
               Search for office and warehouse space. Att3end various meetings around the US regarding inspection and development. Office planning, determine equipment, specifications, equipment ordering and delivery.

May 13, 1997   Office  opens with  Daniel  Hoyng and  Administrative  Assistant.
               Bruce Randall joins team while  maintaining a full-time  position with Handy and  Harman.  Bruce  develops a strategy  for  raising
               capital.   Preparation  of  business  strategy,  business  plans,
               meeting accountants, lawyers and bankers.

June 15, 1997  Employee  interviews  begin at new office.  Peter Coletta with 25 years experience as Senior Management with Bristol Myers Squibb joins the team as Sales Manager. First Sales Representative hired. Formation of initial sales strategy, product agenda.

June 30, 1997  Ray Volpe joins team and begins to organize a plan to develop the
               Florida  market.   Information   training   meetings  in  Florida
               regarding the product, the market direction analyzed.

July - August  Product  is placed in over 15 Nursing  Homes and Doctor  offices.
               Positive feed back. Product undergoes slight formula changes to maximize its healing potential as well as protective qualities. Cosmetic qualities are re-engineered for smell, appearance, and tactile consistency.

August 11,1997 Marek  Lozowicki  comes on board as  Corporate  Computer  Systems
               Manager. Development begins on computer software that will help track the development of the company.

August 20,1997 Initial  corporators  meetings,  corporation  filings,  corporate formation strategy.

August 25,1997 Ralph Kristiansen joins the team to develop  Mid-Atlantic  States potential. Bruce Randall joins the team on a full time basis. Meetings in Mid-Atlantic States, analyze market, distributor meetings.

September 1997 50 location  trials are  achieved.  The new product is a complete success with 100% product acceptance. Product undergoes final testing and changes, lemon scent and yellow color added to give a nice "hand cream look" versus the previous medical look.

October 1997   Product  location trials  continued to be tracked.  A decision is made to secure worldwide exclusive rights from the manufacturer for the product and to begin patent process.

November 4, 1997    Visited   manufacturer,   inspected   facility   for   total
                    capability.  Exclusive  worldwide  rights granted and Patent
                    Pending  process  begins.   Formulate  and  initiate  patent
                    information,   interview  legal  counsel,  initiate  patent,
                    trademark and copyright documentation.

November 5, 1997    Interview various venture capitalists, merchant bankers, and consultants for funding strategy. A corporate contract is being sought to raise $1,000,000 to secure proper launch of The Company.

November 10, 1997   A   decision   is  made  to  sell   through  a  network   of
                    Distributors.   Marketing   materials   begin   development.
                    Strategies to attach the Distributor network for Doctor, Hospital, Nursing Homes and Restaurants.

November 17, 1997   Distributor  Agreements  are  finalized  and printed.  First
                    Distributor order is consummated. Prepare new generation of packaging labels, brochures, and marketing materials.

December 15, 1997   Marketing  materials  available for Distribution.  Financial negotiations began for factoring product sales, bank credit lines, etc.

December 20, 1997   Over 20 major distributors in negotiations to carry
                    The  Company's   product.   Begin  funding,   presentations,
                    documentation with attorneys, fund raisers, etc.

January 6, 1998     Sales force launches full attack to the Distributor network.

January 12, 1998    Over $150,000 in sales, with only minimal marketing efforts, over 20 million in contracts under negotiation. A contract executed with Leo Sons out of Albany for a potential
                    $1,000,000 in sales during 1998.

                                     FUTURE

January 31, 1998    Patent  application  is filed with Patent  Pending  Approved
                    Trademark filing also approved.

April 1998          First net profit expected

May 1998            First month of positive cash flow expected.

December 1998       $4,000,000 in annual sales achieved.

                                    EXHIBIT B

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                 OF THE COMPANY

                                                               Page

Unaudited Consolidated Balance Sheet............................B-2

Unaudited Consolidated Statement of Operations..................B-4

Unaudited Consolidated Statement of Cash Flows..................B-5

Unaudited Consolidated Statement of Retained Earnings...........B-6

                                    EXHIBIT B
                             A Developmental Company
                             UNAUDITED BALANCE SHEET
                                December 31, 1997

                                         ASSETS
CURRENT ASSETS
   Cash                                               $  29,842
   Accounts Receivable, AMR(1)                        $ 175,000
   Inventories                                        $  19,200
   Prepaid expenses and other current assets          $   2,750

Total current assets                                  $ 226,792

Equipment                                             $  13,216
Less: accumulated depreciation                        $     970

Equipment, Net                                        $  12,246

TOTAL ASSETS                                          $ 239,038

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

LIABILITIES
 Notes Payable, Bank
   BankBoston Account #50346107,
   (checking overdraft reserve credit)                $   36,000
        Fleet Bank                                    $   14,100
        BankBoston                                    $   14,100
   Total Notes Payable Bank                           $   64,200

           Notes Payable Individuals
                     Marek Lozowicki                  $   13,500
                     Bob Allen                        $    5,000
           Total Notes Payable Individuals            $   18,500

           Accounts Payables                          $  153,008

Total Liabilities                                     $  235,708

STOCKHOLDERS' EQUITY (DEFICIT)(2)
 Common stock (zero par value) 5,000,000 authorized
 Total Additional Paid in Capital                     $  531,846
 Operating Profit/Loss YTD                            $  528,516
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)                  $    3,330

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)  $  239,038

                             BALANCE SHEET FOOTNOTES

National Boston medical, Inc. procured the rights to several developmental products from American medical Research, LLC. National Boston medical, Inc. has decided not to utilize these products and American medical Research has agreed to treat our payments as a loan, in return for receiving the rights back to promote and sell their products. (Repayment should occur in the first quarter of 1998).

National Boston Medical, Inc. as a result of this offering will have a $800,000 available for allocation throughout the balance sheet $46,700 will retire all debts.

                          NATIONAL BOSTON MEDICAL, INC.
                             A Developmental Company
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                   Period from Inception
                                                   May, 1997 Through
                                                   31-Dec-97
Revenue:
           Sales                                   $ 122,689

Operating Expenses:

  Research and development
  Selling, general and administrative              $ 651,205

           Net Loss                                $(528,516)

                          NATIONAL BOSTON MEDICAL, INC.
                              A Development Company
                        UNAUDITED STATEMENT OF CASH FLOWS
                         Year to Date December 31, 1997

Cash Flows from Operating Activities
           Cash Collected from Customers                    $   122,689
           Less: Payments to Suppliers and Employees        $   651,205
Net Cash provided by Operating Activities                                       $ (528,516)

Cash Flows form Investing Activities
           Payment to procure rights to additional
                     developmental products                 $ (175,000)
Net Cash used for Investing Activities                                          $ (175,000)

Cash Flows from Financing Activities
           Proceeds from Borrowings                         $   201,512
           Proceeds from Common Stock                       $   531,846
Net Cash from financing activities                                              $   733,358
Cash, May 1, 1997 Balance Sheet                                                 $         -
Cash, November 31, 1997 Balance Sheet                                           $    29,842.00

                          NATIONAL BOSTON MEDICAL, INC.
                             A Developmental Company
                    UNAUDITED STATEMENT OF RETAINED EARNINGS
                                December 31, 1998

Beginning Balance                          $   (528,516)
Subtotal                                                       $ (528,516

Less: Cash Dividends
           Preferred Stock                 $         -
           Common Stock                    $         -
           10% Stock Dividend              $         -
Subtotal                                                       $          -

Retained Earnings, December 31, 1997                           $ (528,516)

                                    Exhibit C

Assumptions    - The  following  assumptions  were made in putting  together the projected income statements for 1998 through 2002.

A Market Segments - VIRUSHIELD is applicable in many different types of businesses. Each different segment has opportunities for our product. At this time the Company has decided to identify our markets into five segments.

B Hospital, Medical & Dental - These medical markets are all very aware of the problems of bacteria and viruses in the workplace and represent the easiest entry of VIRUSHIELD into the marketplace. The barrier properties of VIRUSHIELD play a significant role in this medical segment, industry estimates that over 15% of healthcare workers suffer from som3e form of Latex Intolerance. All early materials were targeted at this segment and presently the Company is under negotiation with multiple large distributors, including BAS International, Johnson & Johnson and McKesson

C. Nursing Homes & Day Care Center - This market is very similar the first segment, due to government regulations. This effects how VIRUSHIELD can be paid for and what portion of the budget can be applied to VIRUSHIELD for effective cost reporting. Many Nursing Homes rely on government reimbursement, and our opportunities may be slightly limited based on these reimbursement structures. However, the problem of cross contamination is so high n these areas that the Company feels confident the Company can capture a significant portion of the market.

D. Commercial - Grocery Stores, banks and all other businesses are categorized as commercial. Unlike the above two categories where knowledge of bacteria and viruses have always been a well documented part of the workplace, only recently have non medical related businesses began to review how cross contamination in the work place increases sick days. Institutions can have a substantial impact on the earnings of a company. The Company plans to penetrate this area slowly and already introduced the VIRUSHIELD product to Publix, Kroger, Winn-Dixie and other commercial institutions. Initial indications are suggesting that our sales projections may be conservative.

E. Government - Government represents many market segments. Our primary focus is Veterans Hospital that are located across the United States. This government area has substantial upside, however government bureaucracy and bid system are expected to delay our entry into this market.

F. International - Exporting our product has significant upside. The Company has entered into agreements with Maui Dreams Inc., Investment International and Leosons which together have the potential to reach sales of $3,000,000 in 1998. This market segment could quickly double or triple our projections based on the contracts the Company has executed and the additional interest the Company are developing at this time.

                          NATIONAL BOSTON MEDICAL, INC.
                          Projected Income Statement(1)
                 For year Ending December 31, 1998 through 2002

           Sales/Market Segment        1998           1999            2000           2001           2002
                                       ----           ----            ----           -----          -------
Hospital, Medical & Dental             $2,552,035      $5,104,070      $8,932,184    $13,398,123    $16,747,730
         % of Total Sales                     38%             38%             36%            34%            31%
Nursing Homes & Day Care Centers       $1,134,238      $2,268,476      $3,969,832     $5,954,749     $7,443,436
        % of Total Sales                      17%             17%             16%            15%            14%
             Commercial                  $543,489      $1,086,978      $1,902,211     $2,853,317     $3,566,646
        % of Total Sales                       8%              8%              8%             7%             7%
             Government                  $472,599       $945,198       $1,890,396     $3,308,194     $4,962,290
        % of Total Sales                       7%              7%              8%             8%             9%
              International            $1,043,050      $2,086,100      $4,172,200     $7,301,349    $10,952,024
        % of Total Sales                      15%             15%             17%            18%            20%
         Direct Marketing              $1,011,758      $2,023,517      $4,047,034     $7,082,309    $10,623,462
                                              15%             15%             16%            18%            20%
----------------------------------------------------------------------------------------------------------------
           Total Sales                 $6,757,169     $13,514,339     $24,913,796    $39,898,102    $54,295,590

        Cost of Goods Sold
           % of Total Sales                   21%             21%             21%            21%            21%
----------------------------------------------------------------------------------------------------------------
        Total Cost of Goods Sold        1,419,005       2,838,001       5,231,897      8,378,601     11,402,074

                  Gross Profit         $4,054,302      $8,108,603     $14,948,278    $23,938,861    $32,577,354
                  Gross Margin                60%             60%             60%            60%            60%

         Operating Expenses
          Sales & Marketing            $1,366,617      $1,708,271      $2,049,925     $2,357,414     $2,593,156
            % of Total Sales                  20%             13%              8%             6%             5%
       Research & Development            $234,450        $293,063        $351,675       $404,426       $444,869
            % of Total Sales                   3%              2%              1%             1%             1%
G & A (without Depreciation)           $1,004,817      $1,256,022      $1,507,226     $1,733,310     $1,906,641
            % of Total Sales                  15%              9%              6%             4%             4%
                Depreciation               $1,245          $1,556          $1,868         $2,148         $2,362
            % of Total Sales                   0%              0%              0%             0%             0%
----------------------------------------------------------------------------------------------------------------
        Total Operating Expenses       $2,607,129      $3,258,911      $3,910,694     $4,497,298     $4,947,028
            % of Total Sales                  39%             24%             16%            11%             9%

        Income From Operations          2,731,035       7,417,416      15,771,205     27,022,202     37,946,488
            % of Total Sales                  21%             36%             44%            49%            51%

           Interest Income                $29,098         $46,558         $69,836        $87,295        $96,025

           Income before Taxes          2,760,133       7,463,974      15,841,041     27,109,498     38,042,513

             Taxes on Income             $910,844      $2,463,111      $5,227,544     $8,946,134    $12,554,029
----------------------------------------------------------------------------------------------------------------
           Net Income After Taxes       1,849,289       5,000,862      10,613,498     18,163,364     25,488,484
                     % of Total Sales         15%             24%             30%            33%            34%
EPS (assumes 6,500,000 shares issued)       $0.28           $0.77           $1.63          $2.79          $3.92





Value based on 20x's earnings (20%          $5.69          $15.39          $32.66         $55.89         $78.43
below current industry average as of
12/15/97)

ROI based on $2.50 per share              127.60%         515.49%        1206.28%       2135.49%       3037.04%

NOTE:This  Exhibit  contains  certain  forward-looking   statements,   including
     statements relating to the timing of the actual Sales of the Company's products. The Company's actual results could differ materially form the results Anticipated in these forward-looking statements, as a result of certain of the factors set forth under "Risk Factors" And elsewhere in this Memorandum

Gross Profit Margin

     The Companies gross profit on product sales provides a competitive advantage. The Company is able to maintain low manufacturing costs and strong abilities to deliver VIRUSHIELD to the consumer at a competitive prices.

Operating Expenses

     The Company has maintained a low overhead since inception. Our marketing strategy of using distributors, and brokers for sales has reduced our sales cost. Contract manufacturing and shipping help keep manufacturing and delivery under control. In the next two years the company plans to spend about 3% of its revenue on the development of new and exciting products. This cost may decrease or increase based on the other areas of need within the corporation.

Net Income After Taxes

     Our Net Income Projections clearly show how our overhead costs will decrease as a percentage of revenue, as sales increase. The net income starts at 15% and in year five reaches 34%. This increase in net income provides a significant margin for unexpected occurrences, changes in the market or price of raw materials. The company can easily withstand any or all of the above changing influences and still maintain a higher net income after taxes than most companies today.

                                    EXHIBIT D

                        INVESTOR SUITABILITY REQUIREMENTS

General

     Investment in the Common Stock offered by The Company, a Delaware corporation, involves significant risks and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can bear the economic risk of a complete loss of their investment. This offering is made in reliance on exemptions form the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or regulations.

     The suitability standards discussed below represent minimum suitability standards for prospective investors. The satisfaction of such standards by a prospective investor does not necessarily mean that the Shares are a suitable investment for such prospective investor. Prospective investors are encouraged to consult their personal financial advisors to determine whether an investment in the Shares is appropriate. The Company may reject subscriptions, in whole or in part, in its absolute discretion.

     The Company will require each investor to represent in writing, among other things, that (i) by reason of the investor's business or financial experience, or that the investor's professional advisor, the investor is capable of evaluating the merits and risks of an investment in the Shares and of protecting its own interest in connection with the transaction, (ii) the investor is acquiring the Shares for its own account, for investment only and not with a view toward the resale or distribution thereof, (iii) the investor is aware that the Share have not been registered under the Securities Act ore any state securities laws and that transfer thereof is restricted by the Securities Act, applicable state securities laws, and the share purchase agreement to be entered into in connection with the purchase of the Shares, and the investor is aware of the absence of a market for the Shares, and (iv) such investor meets the suitability requirements set forth below.

Suitability Requirements

     Each investor must represent in writing that he or she qualifies as an "accredited investor," as such term is defined in Rule 501(a) of regulation D under the Securities Act, and must demonstrate the basis for such qualification. To be an accredited investor, an investor must fall within any of the following categories at the time of the sale of Shares to that investor:

A. A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; and insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in

     Section 2(a)(48) of the act; a Small Business Investment Company dealer by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

B. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

C. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

D.   A director of executive officer of the Company;

E. A natural person who had an individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,000,000;

F. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

G. A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the shares offered, whose purchase is directed by a sophisticated person as described in rule 506(b)(2)(ii) of Regulation D; and

H. An entity in which all of the equity owners are accredited investors (as defined above).

     As used in this memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of (5) above, the principal residence of the investor must be valued at cost, including cost of improvements, or a recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to the investor's adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income for long term capital gains has been reduced in arriving at adjusted gross income.

     In order to meet the conditions for exemption from registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdictions may be required to meet additional suitability requirements.

                                    EXHIBIT E
BOND
(INDENTURE)

Interest: 12%                                        Face Value: $25,000.00 U.S.
                                                            Twenty-Five thousand

NATIONAL BOSTON MEDICAL
Know all men that National Boston Medical Inc., a Delaware Corporation having it's principal place of business at 43 Taunton Green, Taunton, Massachusetts is held and firmly bound unto:

Name:
     --------------------------------
Address:
      -------------------------------
      -------------------------------

to the payment of which sum National Boston Medical, Inc. binds itself, their successors, and assigns, firmly by these presents.

          Signed, sealed and dated this         day of                     1998.

     Now therefore, the condition of the foregoing obligation is that:

1.   The term is for three years.

2. The interest is at 12% (twelve percent) payable semi-annually on the amount outstanding during said term.

3.         Interest payments are payable either:

     a)   in cash (U.S.)
     b) in stock (value to be set by National Boston Medical Inc. Board of Directors or if stock becomes publicly traded that price will take precedence.
     c) option to accept interest payments in cash or stock belongs to the bond holder.

4. Warrant: National Boston Medical Inc. as principal obligor warrants to the bondholder that it will exchange said $25,000.00 Bond (Indenture), at any time during said three (3) year term or (3) years from the date of surrender, upon presentations to National Boston Medical Inc. at it's principal place of business, for common stock of the corporation, National Boston Medical, Inc.

     Exercise of this warrant and presentation shall cause 10,000 common shares (at $2.50 per share) of the National Boston Medical, Inc. to be issued to the bondholder, in exchange for said bond, and cause such issuance to be recorded on the books and records of the corporation.

5.        National Boston Medical, Inc. agrees, as part of the conditions,  for the  issuance of said bond,  that:

     a)   it will create a sinking fund called the "Bond Retirement Fund"
     b) said "Bond Retirement Fund" shall be funded by National Boston Medical, Inc. reserving 5% (five percent) of it's gross sales from it's general business account and placing said 5% into a separate National Boston Medical, Inc. "Bond Retirement Fund bank account' for the three year period following the issuance of said bonds.
     c) National Boston Medical, Inc. shall have the sole right to retire said bond within 30 (thirty) days of issue upon payment of $25,500.00 (twenty-five thousand five hundred) to the bondholder.
     d) National Boston Medical, Inc. shall have the sole right to retire said bond at anytime after 30 days for the sum of $25,250.00 (twenty-five thousand two hundred fifty) of said bond.
     e) Notice by the National Boston Medical, Inc. to the shareholder, at the last recorded address, on the books and records of the corporation, by certified mail, postmarked within the time frame, shall be deemed sufficient notice to trigger the repurchase of the bonds under items 5c and 5d by National Boston Medical, Inc.
     f) Upon retirement, or for the retirement and payment of the aforementioned bonds, National Boston Medical, Inc. may terminate it's "Bond Retirement Fund account".

6. In the event the Company needs to raise additional capital, beyond its initial offering, all Bond holders will be given right of the first refusal to purchase additional stock or bonds.

Witness the seal of the National Boston Medical, Inc. corporation this ___ day of__________ 1998



                                   National Boston Medical, Inc.

                                    by:
                                       ------------------------
                                       President

Corporate Seal

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

     The undersigned hereby subscribes for the purchase of Corporate Bonds in the increments of $25,000 set forth below as described in the Confidential Private Placement Bond, dated February 27, 1998 issued by National Boston Medical, Inc., a corporation organized under the laws of Delaware. The entire Subscription Agreement, of which this is the signature page, is provided as additional documentation to the Bond (Indenture).

    1.         Dated:                          , 1998

    2.         Number of Bonds Purchased:

    3.         Subscription Price ($25,000 per unit)
    -----------------------------------------------------


Signature of Subscriber (and                  Taxpayer Identification or
title, if applicable)                         Social Security Number

-------------------------------               --------------------------------
Signature of Joint Purchaser                  Taxpayer Identification or
(if any)                                      Social Security Number

Name and Residence Address                    Mailing Address, if Different
(Not Post Office Address)                     from Residence Address:

                                              ________________________
Name (please print)                           Name (please print)

                                              ________________________
Number and Street                             Number and Street


                                              ________________________
City       State   Zip Code                   City          State       Zip Code

Subscription for        Bonds accepted as of                              , 1998
                  -----                       ----------------------------

                          NATIONAL BOSTON MEDICAL, INC.

                          By:
                             ----------------------------

                                    EXHIBIT F

South Atlantic Industries, Inc.
(864) 458-8001                                                Fax (864) 458-7418

I certify that the product VIRUSHIELD was made to specifications to ensure consistency with the test date prepared by ViroMed Labs and Leberco-Celsis Lab or early manufacturing runs of this product, by this manufacturer.

Following is the summary of the actual test data. Actual results available upon request for this manufacturer.

                                Assay                                         Reduction @
Test Date                   Number     Test Organism                          20 minutes
---------                   ------     -------------                          ----------

FROM LEBERCO-CELSIS LABS
3-31-97                     974626-1   Escherichia Coli ATTC 8739             99.999%

3-31-97                     974627     Staphylococcus aureaus ATCC 6538       98.668%

3-31-97                     974627-2   Escherichia coli 0157:H7 ATCC 35150    99.999%

3-31-97                     974627-4   Salmonella enteritidis ATCC 13076      99.999%

3-31-97                     974627-3   Salmonella typhi ATCC 6539             99.999%

FROM VIROMED LABS

3-21-97                     3614       Rhinovirus 37                          96.84%

6-12-97                     3891       Hepatitis A Virus variant 18F
                                       Of ATCC VR-1033                        >=90.00%

1.  Elimination of Bacteria or Viral colonies.

Face Value $_____________ U.S.

NATIONAL BOSTON MEDICAL INC.

Know all men that National Boston Medical Inc., a Delaware Corporation having it's principal place of business at 43 Taunton Green, Taunton, Massachusetts is held and firmly bound unto:

Name:

Address:



to the payment of which sum National Boston Medical, Inc. binds itself, their successors, and assigns, firmly by these presents.

 Signed, sealed and dated this       day of              1998.

 Now therefore, the condition of the foregoing obligation is that:

1.   The term is for three years.

2. The interest is at 12% (twelve percent) payable semi-annually on the amount outstanding during said term.

3.   Interest payments are payable either:

     a)   in cash (U.S.)
     b) in stock (value to be set by National Boston Medical Inc. Board of Directors or if stock becomes publicly traded that price will take precedence.
     c) option to accept interest payments in cash or stock belongs to the bond holder.

4. Warrant: National Boston Medical Inc. as principal obligor warrants to the bondholder that it will exchange said $25,000.00 Bond (Indenture), at any time during said three (3) year term or (3) years from the date of surrender, upon presentations to National Boston Medical Inc. at it's principal place of business, for common stock of the corporation, National Boston Medical, Inc.

     Exercise of this warrant and presentation shall cause 10,000 common shares (at $2.50 per share) of the National Boston Medical, Inc. to be issued to the bondholder, in exchange for said bond, and cause such issuance to be recorded on the books and records of the corporation.

5. National Boston Medical, Inc. agrees, as part of the conditions, for the issuance of said bond, that:

     a)   it will create a sinking fund called the "Bond Retirement Fund"

     b) said "Bond Retirement Fund" shall be funded by National Boston Medical, Inc. reserving 5% (five percent) of it's gross sales from it's general business account and placing said 5% into a separate National Boston Medical, Inc. "Bond Retirement Fund bank account' for the three year period following the issuance of said bonds.
     c) National Boston Medical, Inc. shall have the sole right to retire said bond within 30 (thirty) days of issue upon payment of $25,500.00 (twenty-five thousand five hundred) to the bondholder.
     d) National Boston Medical, Inc. shall have the sole right to retire said bond at anytime after 30 days for the sum of $25,250.00 (twenty-five thousand two hundred fifty) of said bond.
     e)   If said bonds are retired under the terms and conditions  specified in item 5 b c or d the bond holder herein retains his rights to accumulated interest under item 2 together with the warrant under item 4 to purchase 10,000 shares at 2.50 per share.
     f) Notice by the National Boston Medical, Inc. to the shareholder, at the last recorded address, on the books and records of the corporation, by certified mail, postmarked within the time frame, shall be deemed sufficient notice to trigger the repurchase of the bonds under items 5c and 5d by National Boston Medical, Inc.
     g) Upon retirement, or for the retirement and payment of the aforementioned bonds, National Boston Medical, Inc. may terminate it's "Bond Retirement Fund account".

6. In the event the Company needs to raise additional capital, beyond its initial offering, all Bond holders will be given right of the first refusal to purchase additional stock or bonds.

Witness the seal of the National Boston Medical, Inc. corporation this day of 1998 ------- ------------


                            National Boston Medical, Inc.

                            by:
                              ---------------------------
                                      President


Corporate Seal

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

     The undersigned hereby subscribes for the purchase of Corporate Bonds in the increments of $25,000 set forth below as described in the Confidential Private Placement Bond, dated ___________________ issued by National Boston Medical, Inc., a corporation organized under the laws of Delaware. The entire Subscription Agreement, of which this is the signature page, is provided as additional documentation to the Bond (Indenture).

    1.         Dated:                   , 1998

    2.         Number of Bonds Purchased:

    3.         Subscription Price ($25,000 per unit)
    -----------------------------------------------------


Signature of Subscriber (and              Taxpayer Identification or
title, if applicable)                     Social Security Number

-------------------------------           --------------------------------
Signature of Joint Purchaser              Taxpayer Identification or
(if any)                                  Social Security Number

Name and Residence Address                Mailing Address, if Different
(Not Post Office Address)                 from Residence Address:

________________________                  ________________________
Name (please print)                       Name (please print)

________________________                  ________________________
Number and Street                         Number and Street

________________________                  ________________________
City       State   Zip Code               City     State       Zip Code

Subscription for        Bonds accepted as of                             , 1998
                  -----                       -------------------------

                          NATIONAL BOSTON MEDICAL, INC.

                           By:
                            ----------------------------

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN WHOLE OR PART IN THE ABSENCE COUNSEL REASONABLE SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE REASONABLE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT EXISTS WITH RESPECT TO THE PROPOSED SALE, TRANSFER, PLEDGE, HYPOTHECATION OF OTHER DISPOSITION.

                          NATIONAL BOSTON MEDICAL, INC.
                          COMMON STOCK PURCHASE WARRANT
                             CERTIFICATE TO PURCHASE
                             SHARES OF COMMON STOCK


                   VOID AFTER 5:OO P.M. NEW YORK LOCAL TIME ON
                          3 YEARS FROM DATE OF ISSUANCE

This Warrant Certificate certifies that , or registered assigns, is the registered Holder ("Holder") of ______________ Common Stock Purchase Warrants ("Warrants") to purchase shares of common stock $.01 par value per share ("Common Stock"), of National Boston Medical, Inc., a Delaware corporation (the "Company"). Each Warrant enables the Holder to purchase form the Company at any time until 5:00 p.m. New York, New York local time on [3 years from date issuance] one fully paid and non-assessable share of Common Stock (individually, a "Share" and collectively the "Shares") upon presentation and surrender of this Warrant Certificate and upon payment of the purchase price of $2.50 per share (the "Exercise Price"); provided, however, that if the current market price per Share of Common Stock exceeds $3.00 for sixty (60) consecutive trading days during which the Shares underlying the Warrants to be redeemed were the subject of an effective and current registration statement under the Securities Act of 1933, as amended (the "Act"), then the Company may, in its sole option, redeem some or all of the Warrants at a redemption price of $.05 for Shares underlying the Warrants to be redeemed. For purposes of computing the exercise price the term "current marked price per share of Common Stock" shall mean the "Market Price" as defined in Section 11(a) hereof. Payment shall be made in lawful money of the United States of America by certified check payable to the Company. Such payment shall be made at the principal office of the Company at 43 Taunton Green, Suite 3, Taunton, MA 02780. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

The Warrants represented by this Warrant Certificate are issuable upon the conversion of the Convertible Securities in a private placement as described in a certain Confidential Private Placement Term Sheet dated December 10, 1997 (the "Private Placement") for a six (6) year period, commencing on the date of issuance.

     1. Upon surrender to the Company, this Warrant Certificate may be exchanged for Another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

     2. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meeting or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

     3. Each Holder consents and agrees with the Company and any other Holder that:

          (a) this Warrant Certificate is exercisable by the Holder in person or by attorney duly authorized in writing at the principal office of the Company in whole or in part;

          (b) anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue Certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a share an amount of cash based upon the current market value (or book value, if there shall be no public market value for shares purchasable upon exercise hereof); and

          (c) the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever.

     4. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants, the Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary (or Assistant Secretary) of the Company. Subject to Paragraph 10, the Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the company for such purpose upon transfer. Upon any transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be canceled by the company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Exercise Price; provided, however, that if, at the date of surrender and payment, te transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either in whole or from time to time in part (but in no event with respect to less than 100 Shares).

     5. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     6. In case the Warrant Certificate shall be mutilated, lost stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

     7. There have been reserved, and the company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and nonassessable.

     8. Subject and pursuant to the provisions of this paragraph, the purchase price and number of Shares subject to this Warrant Certificate shall be adjusted from time to time as set forth hereinafter:

          (a) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in common Stock, then the Exercise Price shall be proportionately decreased as of the close of business on the date of record of said dividend.

          (b) If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up there-of, the Exercise Price immediately prior to such subdivision shall be proportionately decreased, and , if the company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the Exercise Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Exercise Price shall become effective at the close of the business on the record date for such subdivision or combination.

          (c) In case the Company after the date hereof shall distribute to all of the Holders of outstanding share of Common Stock any securities or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the State of Florida), the Board of Directors shall be required to make such equitable adjustment in the Exercise Price, as in effect immediately prior to the record date for such distribution, as may be necessary to preserve for the Holder rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the happening of such distribution. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such distribution.

          (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the company with another corporation, of the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that Holders of common stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute a supplemental Warrant Certificate providing that each Holder shall have the right thereafter and until the expiration date to exercise a Warrant for the kind and amount of stock securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a Holder of the number of shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 8.

          (e) If at any time after the date of issuance hereof the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities" other than:

               (i) shares issued in a transaction described in subparagraph (f) of this paragraph 8; or

               (ii) shares issued, subdivided or combined in transactions described in subparagraphs (a) or (b) of this Paragraph 8;

     for a consideration per share which is less than the then current market price per share of Common Stock. Then the Exercise Price in effect immediately prior to such issuance or sale (the "Applicable Exercise Price") shall, and thereafter upon each issuance or sale, the Applicable Exercise Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Exercise Price shall equal a price determined by multiplying the Applicable Exercise Price by a fraction, the numerator of which shall be:

                    (A) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subparagraph (g) below for the issuance or sale of such additional Common Stock or Convertible Securities deemed to be an issuance of Common Stock as provided in subparagraph (h) below, would purchase (including and consideration received by the Company upon the issuance of any shares of Common Stock or Convertible Securities since the date the Applicable Exercise Price became effective not previously included in any computation resulting in an adjustment pursuant to this subparagraph (e)) at the then current market price per share of Common Stock; and the denominator of which shall be

                    (B) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subparagraph (g)) immediately after the issuance or sale of such additional shares.

For purposes of this Paragraph 8 the current market "current market price per share' of Common Stock at any date shall be deemed to be the average daily closing prices for thirty (30) consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange, on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange the average of the highest reported bid and lowest reported ask prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company. The current market price per share of common stock shall be reduce appropriately to take into account the restricted nature of any securities issued by the Company and the issuance or sale of larger blocks of its securities.

If, however, the Applicable Exercise Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial Exercise Price specified in the first paragraph hereof, the Applicable Exercise Price shall be such initial Exercise Price.

     (f) Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made in connection with:

          (i) the grant, issuance of exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, previously adopted, or as may hereafter be adopted, by the Company's Board of Directors, for the benefit of the Company's employees, consultants or directors, as any such plans or arrangements may hereafter be amended from time to time;

          (ii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof;

          (iii) to shareholders of any corporation or other entity the stock or assets of which is acquired by, or which merges into the company (the "Target Company") in proportion to their stock holdings of the Target Company immediately prior to such acquisition or of such merger beneficially own in excess of fifteen (15%) of the issued and outstanding Capital Stock of the Company ("Affiliate") or, if the Target Company is an Affiliate, that the Company has obtained a fairness opinion from a recognized investment banking firm as to the consideration receive by the Company in connection with such acquisition or merger; or

          (iv) in a bona fide public offering pursuant to a firm commitment underwriting.

     (g) For the purpose of subparagraph (a) above, the following provisions shall also be appealed:

          (i) In the case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of sale of such shares.

          (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefore shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or Convertible Securities, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company on conversion of such Convertible Securities.

          (iii) In the case of the issuance of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accredited value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

          (iv) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company, for such obligations ro shares or converted or exchanged, before deducting form such consideration so received by the company any expenses or commisssions or compensations incurred or paid by the company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged shall be deemed to be the average amount of each of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares received by the Company upon such conversion or exchange shall be determined in the same manner as provided in subparagraphs (i) through
     (iii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

     (h) For the purposes of the adjustments provided for in subparagraph (e) above, if at any time, the Company shall issue any Convertible Securities the Company shall be deemed to have issued at the same time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

     (i)  On the  expiration,  cancellation  or  redemption  of any  Convertible
Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (a) had the adjustments made upon the issuance or sale or such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock, therefore actually delivered upon the exercise or conversion of such Convertible Securities ( and the total consideration received therefore) and (b) had all subsequent adjustments been made only on the basis of the Exercise Price as readjusted under this subparagraph (i) for all transactions (with would have affected such adjusted Exercise Price) made after the issuance or sale of such Convertible Securities.

     (j) Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such Exercise Price; provided, however, that any adjustment which by reason of this subparagraph (j) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Paragraph shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

     (k) Upon any adjustments of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (l) Upon any adjustment of the Exercise Price pursuant to any provisions contained in this Paragraph 8, the number of Shares issuable upon exercise of this Warrant shall be changed to the number of Shares determined by dividing

(i) the aggregate Exercise Price payable for the purchase of all Shares issuable upon exercise of the Warrant immediately prior to such adjustment by (ii) the Exercise Price per Share in effect immediately after such adjustment.

9.   In case at any time:

          (i) The Company shall pay any dividend payable in stock upon the Common Stock or make any distribution (other than regular cash dividends) to the Holders of the Common Stock;

          (ii) The Company shall offer for subscription pro-rata to the Holders of the Common Stock any additional shares of stock of any class or other rights;

          (iii)  There  shall  be  a  voluntary  or   involuntary   dissolution,
     liquidation, or winding up of the Company;

then, in any or more of such cases, the Company shall give written notice to the holder of the date on which (x) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (v) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the Holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Paragraph.

     10.(a) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferees of any Shares, by his or its acceptance thereof, agrees that (a) no public distribution of Warrants or Shares will be made in violation of the Securities Act of 1933 as amended (the "Act"), and (b) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant certificate.

     (b) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

          (1) To a person who in the opinion of counsel for the Holder, reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not only apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter form counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

          (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

     (c) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

     11.(a) The Warrants are redeemable by the Company, at its sole option, in whole or in part from time to time, at a redemption price equal to $.05 per Share underlying the Warrant to be redeemed at any time commencing from the date
o issuance, upon not less than thirty (30) days' prior written notice, if the current marker price per Share of Common Stock exceeds $3.00 for any sixty (60) consecutive trading day period during which the Shares underlying the Warrants to be redeemed were the subject of an effective and current registration statement under the Act. The sixty (60) consecutive trading day period ending on the third business day prior to the date the notice of redemption is given is hereinafter referred to as the "Measurement Period". Notwithstanding the foregoing, the Company shall not be entitled to redeem any of the Warrants represented by this Certificate, unless the issuance of the Shares into which the Warrants are exercisable has been registered under the Act at all times during the applicable Measurement Period and shall continue to be so registered at all times between the date on which the notice of redemption is given and the "Redemption Date" (as hereinafter defined). For purposes hereof, "Market Price" shall mean the average of the daily closing prices for five (5) consecutive business days prior to such dividend payment date. The closing price for each day shall be the last sale price regular way, or, in case no such report of sale takes place on such day, the average of the last reported bid and asked prices regular way in either case on a principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to listing on such exchange, the average of the highest reported bid and lowest reported ask price as reported by NASDAQ, or similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     (b) In the event the Company shall elect to redeem all or any port of the Warrants, the Company shall fix a date for redemption (the "Redemption Date").

Notice ofredemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days from the date fixed for redemption to the registered Holder of this Warrant Certificate at its last address as it shall appear on the Company's Warrant Certificate registry books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. Any right to exercise a Warrant being redeemed shall terminate at 5:00 PM (New York time) on the business day immediately preceding the Redemption Date.

     (c) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender of this Certificate to the Company by or on behalf of the Holder thereof, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the redemption price of each Warrant being redeemed. Form and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder with respect thereto, except the right to receive payment of the redemption price, shall cease,

     (d) If less than all of the Common Stock purchase warrants sold in the Private Placement are called for redemption by the Company, the particular Common Stock purchase Warrants to be redeemed shall be selected at random by the Company in such manner as the Company in its discretion may deem fair and appropriate. If there shall be drawn for redemption less than all of the Warrants represented by this Warrant Certificate, the Company shall execute and deliver, upon surrender of this Warrant Certificate, without charge to the Holder, a new Warrant Certificate representing the unredeemed balance of the Warrants represented by this Warrant Certificate.

     12. In connection with the Private Placement, the Company has obligated itself to use its best efforts to (i) prepare and file under the Act a registration statement relating to the Shares (the term "registration statement" as used herein being deemed to include any form which may be used to register a distribution of Convertible Securities to the public for cash); (ii) prepare and file with the appropriate state blue sky authorities the necessary documents to register or qualify the Shares, provided that the Company shall only be required to register or qualify the Shares in the states where the Convertible Securities have been registere3d or qualified; and (iii) use its best efforts to cause such registration statement to become effective and to keep such registration statement state blue sky filings current and effective for six (6) years; provided however, the Company will have no such obligation to keep effective a registration statement with regard to the Shares which is then outstanding if it agrees to purchase the Shares at the then current market price of the Shares.

     All expenses in connection with preparing and filing any registration statement (and any registration or qualification under the blue sky laws of the states in which the offering will be made under such registration statement) shall be borne in full by the Company except that the underwriting commissions and expenses attributable to the Shares so registered and the fees and disbursements of counsel, if any to the holders of the Shares shall be borne by such holders. The Company may include other securities in any such registration statement.

     As a precaution to such registration and qualification each holder of the Shares will provide the Company with sufficient information to permit and qualification and will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished under the Act or cause by any omission to state of a material fact therein necessary to make the statement therein not misleading, insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus. In addition, each holder will execute and deliver all such documents and undertakings as the Company may deem necessary or desirable for purposes of compliance with applicable federal and state securities laws. The Company's obligations as set forth above with respect to each holder are contingent on such holder's satisfaction of his or its obligations set forth above.

     13.(a) This Warrant shall be governed by and construed in accordance with the substantive laws of the State of Massachusetts, without giving effect to conflict of laws principles.

     (b) This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous Agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or any manner other than by an agreement in writing signed by the Holder and the Company.

     (c) Except as otherwise provided in this warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

      Company:             National Boston Medical, Inc.
                           43 Taunton Green, Suite 3
                           Taunton, MA 02780
                           Attention:   Daniel J. Hong, President

      Holder:              At the address shown for the
                           Holder in the registration
                           book maintained by the Company.

     (d) If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law or any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the and that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

     IN WITNESS WHEREOF, has caused this Warrant Certificate to be signed by its duly authorized officers as of the Day of , .

                          NATIONAL BOSTON MEDICAL, INC.



                          By:
                            ------------------------
                          Name:
                          Title:    President/CEO